Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made as of January 13, 2020 by and between Adaptimmune, LLC (the “Company”), a limited liability corporation and wholly-owned subsidiary of Adaptimmune Limited, and Elliot Norry, an individual residing at 103 Church Street, Appt 20, Philadelphia PA 19106 (“Employee”).

WHEREAS the Company and Employee desire to enter into this Agreement to establish and govern the terms and conditions of Employee’s employment by the Company;

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Employment. The Company agrees to employ Employee and Employee agrees to provide services to the Company from January 13, 2020 (“Commencement of Employment”) until the termination of Employee’s employment hereunder pursuant to Section 5. The period from Commencement of Employment through the date of Employee’s termination of employment shall be referred to as the “Employment Period.”

2.   Position and Duties.

(a)     During the Employment Period, Employee shall be employed by the Company and shall serve as the Senior Vice President and Chief Medical Officer of Adaptimmune Therapeutics plc (the “PLC”) and in such capacity shall have the normal duties, responsibilities, functions and authority of a Senior Vice President and Chief Medical Officer, subject to the power and authority of the Chief Executive Officer and the board of directors or the remuneration committee of such board of directors, as applicable (the “Board”) of the PLC to expand or limit such duties, responsibilities, functions and authority, and the power and authority of the Board to overrule actions of officers of the Group. During the Employment Period, Employee shall render such services to the Group which are consistent with Employee’s position and as the Chief Executive Officer and the Board may from time to time direct.

In this Agreement, “Group” means the PLC and its subsidiaries from time to time and “Group Company” means a company which is a member of the Group and includes the Company.

(b)     During the Employment Period, Employee shall report to the Chief Executive Officer and shall devote his best efforts and his full business time and attention to the business and affairs of the Group. Employee shall perform his duties, responsibilities and functions to the best of his abilities in a diligent, trustworthy, professional and efficient manner, shall comply with the policies and procedures of the Company and of the PLC and shall comply with all applicable federal, state and/or local laws. In performing his duties and exercising his authority under this Agreement, Employee shall develop, support and implement the business and strategic plans approved from time to time by the Board. So long as Employee is employed by the Company, Employee shall not, without the prior written consent of the Board, accept other employment or perform other services for compensation, which the Board reasonably considers may be, or become harmful to the interests of the Company or any Group Company or which might reasonably be considered to interfere with Employee’s duties under this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall preclude Employee from engaging in educational, charitable, political, professional and civic activities, provided that such engagement does not interfere with Employee’s duties and responsibilities hereunder.

(c)      During the Employment Period, Employee’s primary work location shall be Philadelphia, Pennsylvania; provided, however, that Employee shall travel to other locations and countries as and when required by the Board including, but not limited to, travel to the Group’s affiliate offices in the United Kingdom.

3.   At-Will Relationship. Employee’s employment with the Company is at-will and not for any specified period and may be terminated by either Employee or the Company at any time for any or no reason, subject to Section 5 of this Agreement. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will employment relationship.

4.   Compensation and Benefits.

(a)     Base Salary. During the Employment Period, Employee’s base salary initially, with effect from January 13, 2020, shall be $390,000 per annum, which may be modified by the Company in its sole discretion (the “Base Salary”), and which shall be payable by the Company in regular installments in accordance with the Company’s payroll practices in effect from time to time, less applicable deductions and withholding as required by law. For the avoidance of doubt, in any partial calendar year in the Employment Period, the Base Salary shall be prorated to reflect the period of time for which Employee is actually employed by the Company pursuant to this Agreement. During the Employment Period, the Base Salary shall be reviewed annually by the Company in accordance with the guidelines and procedures of the Group applicable to similarly situated employees with the first such review effective January 2021.

(b)      Bonus. Subject to the terms of the SVP Severance Policy of the PLC, in force from time to time (the “SVP Severance Policy”), in addition to the Base Salary, Employee will be eligible to receive a bonus following the end of each calendar year that ends during the Employment Period (“Annual Bonus”), subject to: (i) objective criteria set forth by the Board or an authorized delegate thereof on an annual basis; and (ii) the overall performance of the Group. The initial target Annual Bonus with effect from January 13, 2020 shall be thirty percent (30%) of Employee’s Base Salary. The Annual Bonus shall be pro-rated for any year of employment and paid in a single lump sum no later than March 15, of the year following the calendar year in which the Annual Bonus, if any, was earned. For clarity, any Annual Bonus payment made to Employee shall be purely discretionary and shall not form part of Employee’s contractual compensation under this Agreement. The first review of the target Annual Bonus percentage will occur in January 2021 and thereafter the target Annual Bonus percentage shall be reviewed on an annual basis. If the Company makes an Annual Bonus payment to Employee in respect of a particular calendar year, it shall not be obliged to make subsequent Annual Bonus payments in respect of subsequent calendar years.

Employee must be employed by the Company on December 31st of the calendar year on which the bonus is based in order to be eligible to receive the Annual Bonus. Any Annual Bonus payments shall be paid to Employee less applicable deductions and withholding as required by law. Nothing in this Agreement will preclude the Board from changing or altering the objective criteria referred to under Section 4(b)(i), in whole or in part, in the Board’s sole discretion.

(c)      Stock Options. During the Employment Period, Employee shall be eligible to participate in the equity plans sponsored and/or maintained by the Company and its affiliates from time to time, in accordance with the terms of any such plans, at the sole and absolute discretion of the Company and the Board. On such date as the Board may determine and subject to the rules of the relevant equity plan and any applicable legal or regulatory requirements, Employee shall be awarded 100,800 “market value” options to acquire ordinary shares in the PLC and 67,800 RSU-style options to acquire ordinary shares in the PLC on condition that, at the time of the award of such stock options, Employee continues to serve as the Senior Vice President and Chief Medical Officer of the PLC and remains employed by the Company and is not under notice of termination (given or received). The options shall vest over a period of four years from the date of grant. The market value options shall have an exercise price per ordinary share of not less than one sixth of the closing trading price of an American Depositary Share on the last business day prior to the date of grant, translated from USD to GBP, and the RSU-style options shall have an exercise price of £0.001 per ordinary share.

(d)     Employee Benefits. During the Employment Period, Employee shall be entitled to participate in all of the Company’s then-existing employee benefit programs for which senior vice president employees of the Company are generally eligible. Nothing in this Agreement will preclude the Company from changing, altering or terminating any of the plans or programs for which employees of the Company are eligible, in whole or in part, in the Company’s sole discretion.

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(e)      Vacation. During the Employment Period, Employee shall receive paid vacation per calendar year (prorated to reflect the period of time for which Employee is actually employed by the Company pursuant to this Agreement), to be accrued and taken in accordance with the Company’s then-existing vacation policies. In the vacation year in which his employment terminates, Employee's entitlement to vacation shall accrue on a pro-rata basis for each complete month of service during the relevant year. If, on the termination of the employment, Employee has exceeded his accrued vacation entitlement, the excess may be deducted from any sums due to him unless the amounts due to him constitute “deferred compensation” for purposes of Section 409A of the Internal Revenue Code. If Employee has any unused vacation entitlement, the Company may either require Employee to take such unused vacation during any notice period or to accept payment in lieu of vacation. Any payment in lieu of vacation shall only be made in respect of vacation accrued during Employee's final vacation year.

(f)      Business Equipment. During the Employment Period, the Company shall provide Employee with equipment for business use in accordance with the Company’s then-existing device policy (“Business Equipment”). The Company also agrees to pay reasonable related monthly service charges for the Business Equipment. Employee understands that the Business Equipment provided by the Company is for business use and will remain the property of the Company. Upon termination of employment or on demand by the Company at any time, Employee agrees to immediately return the Business Equipment without copying, deleting or otherwise modifying any data, documents or information stored on the Business Equipment.

5.   Notice of Termination

(a)     Notice of Termination. Subject to the terms of this Agreement, the Employment Period and Employee’s employment with the Company may be terminated by the Company immediately at any time and for any or no reason, and by Employee for any reason including but not limited to Good Reason, on provision of thirty (30) days written notice. Any termination of employment by the Company or by Employee under this Section 5 shall be communicated by a written notice to the other party hereto indicating the specific termination provision in this Agreement relied upon (a “Notice of Termination”).

(b)     The SVP Severance Policy as in force from time to time shall apply to Employee in relation to the Employment. Such policy may be amended or terminated in accordance with the terms of the policy, save that where any proposed amendment or termination substantially reduces the rights of Employee following the termination of Employee’s employment: (i) the Company will consult with Employee on such proposed amendment or termination; and (ii) any such substantial reduction in the rights or benefits of Employee must be agreed with Employee. Where, following consultation, Employee does not agree to any such proposed amendment or termination, then the SVP Severance Policy shall continue in full force and effect without such proposed amendment or termination.

6.   Confidential Information.

(a)     Employee shall not, except as may be required to perform Employee’s duties hereunder or as required by applicable law, during the Employment Period and after employment ends (regardless of the reason), without limitation in time or until such information shall have become public other than by Employee’s unauthorized disclosure, disclose to others or use, whether directly or indirectly, any non-public confidential or proprietary information with respect to the PLC or any Group Company, including, without limitation, their business relationships, negotiations and past, present and prospective activities, methods of doing business, know-how, trade secrets, data, formulae, product designs and styles, product development plans, customer lists, investors, and all papers, resumes and records (including computer records) of the documents containing such information (“Confidential Information”). Employee stipulates and agrees that as between Employee and the PLC or any Group Company the foregoing matters are important and that material and confidential proprietary information and trade secrets affect the successful conduct of the businesses of the PLC or any Group Company (and any successor or assignee of the PLC or any Group Company ). Nothing about the foregoing shall preclude Employee from testifying truthfully in any forum or from providing truthful information to any government agency or commission.

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(b)     Employee agrees not to remove from the Company’s premises any property of the PLC or any Group Company including, but not limited to, documents, records, or materials containing any Confidential Information, except as necessary to perform Employee’s work for the Group.

(c)     Employee agrees to deliver or return to the Company, at the Company’s request at any time or upon termination of Employee’s employment (regardless of the reason): (i) all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by or on behalf of or for the benefit of the PLC or any Group Company or prepared by Employee during the term of Employee’s employment by the Company, regardless of whether Confidential Information is contained therein; and (ii) all physical property of the PLC or any Group Company which Employee received in connection with Employee’s employment with the Company including, without limitation, credit cards, passes, door and file keys, and computer hardware and software existing in tangible form.

(d)     Employee represents and warrants to the Company that Employee took nothing with him which belonged to any former employer when Employee left his prior position and that Employee has nothing that contains any information which belongs to any former employer. If at any time Employee discovers this is incorrect, Employee shall promptly return any such materials to Employee’s former employer. The Company does not want any such materials, and Employee shall not be permitted to use or refer to any such materials in the performance of Employee’s duties hereunder.

7.   Work Product and Intellectual Property, Inventions and Patents.

(a)      For purposes of this Agreement, “Work Product” shall include (i) all works, materials, ideas, innovations, inventions, discoveries, techniques, methods, processes, formulae, compositions, developments, improvements, technology, know-how, algorithms, data and data files, computer process systems, computer code, software, databases, hardware configuration information, research and development projects, experiments, trials, assays, lab books, test results, specifications, formats, designs, drawings, blueprints, sketches, artwork, graphics, documents, records, writings, reports, machinery, prototypes, models, sequences, and components; (ii) all tangible and intangible embodiments of the foregoing, of any kind or format whatsoever, including in printed and electronic media; and (iii) all Intellectual Property Rights (as defined below) associated with or related to the foregoing.

“Company Work Product” shall include all Work Product that Employee partially or completely creates, makes, develops, discovers, derives, conceives, reduces to practice, authors, or fixes in a tangible medium of expression, whether solely or jointly with others and whether on or off the Group’s premises, in connection with the Group’s business (w) while employed by the Company, or (x) with the use of the time, materials, or facilities of the Group, or (y) relating to any product, service, or activity of the Group of which Employee has knowledge, or (z) suggested by or resulting from any work performed by Employee for the Group.

(b)      For purposes of this Agreement, “Intellectual Property Rights” means any and all worldwide rights, title, or interest existing now or in the future under patent law, trademark law, copyright law, industrial rights design law, moral rights law, trade secret law, and any and all similar proprietary rights, however denominated, and any and all continuations, continuations-in-part, divisions, renewals, reissue, reexaminations, extensions and/or restorations thereof, now or hereafter in force and effect, including without limitation all patents, patent applications, industrial rights, mask works rights, trademarks, trademark applications, trade names, slogans, logos, service marks and other marks, copyrightable material, copyrights, copyright applications, moral rights, trade secrets, and trade dress.

(c)      Employee acknowledges and agrees that all Company Work Product is and shall belong to the Company. Employee shall and hereby does irrevocably assign and transfer to the Company all of Employee’s right, title, and interest in and to all Company Work Product, which assignment shall be effective as of the moment of creation of such Company Work Product without requiring any additional actions of the parties.

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(d)     All copyrightable material included in Company Work Product that qualifies as a “work made for hire” under the U.S. Copyright Act is deemed a “work made for hire” created for and owned exclusively by the Company, and the Company shall be deemed the owner of the copyright and all other Intellectual Property Rights associated therewith.

(e)      To the extent any of the rights, title, and interest in and to Company Work Product cannot be assigned by Employee to the Company, Employee hereby grants to the Company a perpetual, exclusive, royalty-free, transferable, assignable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title, and interest. To the extent any of the rights, title, and interest in and to Company Work Product can neither be assigned nor licensed by Employee to the Company, Employee hereby irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title, and interest against the Company or its affiliates, or its and their directors, officers, agents, employees, contractors, successors, or assigns. For the avoidance of doubt, this Section 7(e) shall not apply to any Work Product that (i) does not relate, at the time of creation, making, development, discovery, derivation, conception, reduction to practice, authoring, or fixation in a tangible medium of expression of such Work Product, to the Group’s business or actual or demonstrably anticipated research, development or business; and (ii) was developed entirely in Employee’s own time; and (iii) was developed without use of any of the Group’s equipment, supplies, facilities, or trade secret information; and (iv) did not result from any work Employee performed for the Group.

(f)      Employee agrees, represents, and warrants that to the extent any Prior Work Product exists relating in any way to the Group’s existing business, or demonstrably anticipated research and development or future business, which was created, made, developed, discovered, derived, conceived, reduced to practice, authored, or fixed in a tangible medium of expression by Employee prior to Employee’s employment with the Company (collectively, the “Prior Work Product”) the Employee shall notify the Company of such Prior Work Product and obtain the Company’s prior written consent prior to using in any way the Prior Work Product during the course of the Employee’s employment with the Company. Employee agrees, represents, and warrants that Employee has no rights in or to any Work Product related to Employee’s employment with the Company, or to the Company and its affiliates generally, other than the Prior Work Product. Employee hereby grants to the Company a perpetual, royalty-free, irrevocable, worldwide, fully paid-up license (with rights to transfer, assign, and sublicense through multiple tiers of sublicensees) to practice all Intellectual Property Rights relating to any Prior Work Product that Employee uses, incorporates, or permits to be incorporated, in any Company Work Product. Notwithstanding the foregoing, Employee will not use, incorporate, or permit to be incorporated, any Prior Work Product in any Company Work Product without the Company’s prior written consent.

(g)     Employee agrees, during and after Employee’s employment, to perform and to assist the Company, its affiliates, and its and their successors, assigns, delegates, nominees, and legal representatives with all acts that the Company deems necessary or desirable to permit and assist the Company in applying for, obtaining, perfecting, protecting, and enforcing the full benefits, enjoyment, rights, and title throughout the world of the Company in and to all Company Work Product, which acts and assistance may include, without limitation, the signing and execution of documents (at no cost to the Company) and assistance or cooperation in the filing, prosecution, registration, and memorialization of assignment of any applicable Intellectual Property Rights; acts pertaining to the enforcement of any applicable Intellectual Property Rights; and acts pertaining to other legal proceedings related to Company Work Product. If the Company is unable for any reason to secure Employee’s signature to any document that the Company deems necessary or desirable to permit and assist the Company in applying for, obtaining, perfecting, protecting, and enforcing the full benefits, enjoyment, rights and title throughout the world of the Company in and to all Company Work Product, Employee hereby irrevocably designates and appoints the Company, its officers, and directors as Employee’s attorney in fact to sign and execute such documents in Employee’s name, all with the same legal force and effect as if executed by Employee. This designation of power of attorney is a power coupled with an interest and is irrevocable. Employee will not retain any proprietary interest in any Company Work Product and shall not register, file, seek to obtain, or obtain any Intellectual Property Rights covering any Company Work Product in Employee’s own name.

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(h)     Employee agrees to disclose and describe to the Company promptly and in writing to the Company all Company Work Product to which the Company is entitled as provided above. Employee shall deliver all Company Work Product in Employee’s possession whenever the Company so requests, and, in any event, prior to or upon Employee’s termination of employment. After the Company confirms receipt of Company Work Product, Employee shall delete or destroy all Company Work Product in Employee’s possession whenever the Company so requests and at the Company’s reasonable direction, without retaining any copies thereof, and, in any event, prior to or upon Employee’s termination of employment.

(i)      Consistent with Employee’s obligations under Section 6, Employee shall hold in the strictest confidence, and will not disclose, furnish or make accessible to any person or entity (directly or indirectly) Company Work Product, except as required in accordance with Employee’s duties as an employee of the Company.

(j)      Employee agrees to disclose promptly in writing to the Company all Work Product created, made, developed, discovered, derived, conceived, reduced to practice, authored, or fixed in a tangible medium of expression by Employee for three (3) months after the termination of Employee’s employment with the Company, whether or not Employee believes such Work Product is subject to this Agreement, to permit a determination by the Company as to whether or not the Work Product is or should be the property of the Company. Employee recognizes that Work Product or Confidential Information relating to Employee’s activities while working for the Company and created, made, developed, discovered, derived, conceived, reduced to practice, authored, or fixed in a tangible medium of expression by Employee, alone or with others, within three (3) months after termination of Employee’s employment with the Company, may have been so created, made, developed, discovered, derived, conceived, reduced to practice, authored, or fixed in a tangible medium of expression by Employee in significant part while employed by the Company. Accordingly, Employee agrees that such Work Product and Confidential Information shall be presumed to have been created, made, developed, discovered, derived, conceived, reduced to practice, authored, or fixed in a tangible medium of expression during Employee’s employment with the Company and are to be promptly disclosed and assigned to the Company unless and until Employee establishes the contrary by written evidence satisfying a clear and convincing evidence standard of proof.

(k)     For the avoidance of doubt, Employee shall not be entitled to any additional or special compensation or reimbursement in fulfilling Employee’s obligations under this Section 7, except that the Company, in its sole discretion, may reimburse Employee for any reasonable expenses which Employee may incur on behalf of the Company.

8.   Immunity under Defend Trade Secrets Act of 2016.

The Defend Trade Secrets Act of 2016 (the “Act”) provides that:  (1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that:  (A) is made – (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  The Act further provides that:  an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual:  (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

9.   Non-Competition; Non-Solicitation.

(a)     Non-Competition. During the Employment Period and for a period of six (6) months thereafter (the “Restricted Period”), Employee shall not, without the prior written consent of the Board, directly or indirectly, whether as owner, consultant, employee, partner, venturer, agent, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise, engage or participate in a Competitive Business operating within the Restricted Area.

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As used in this Agreement, the term “Competitive Business” means any firm, company or business organization (including in each case any entity which directly or indirectly controls, is controlled by, or is under common control by any firm, company or business organization) which, controls, provides or owns (i) any clinical or development program utilizing a T-cell therapy; (ii) any clinical or development program utilizing a T-cell transfected or transduced with the genetic sequence for any TCR or any CAR-T cell; or (iii) any manufacture of or any development program for the manufacture of a T-cell therapy; or (iv) any manufacture of or any development program for the manufacture of any T-cell transfected or transduced with the genetic sequence for any TCR or any CAR-T cell. Notwithstanding the foregoing, Employee may own up to one percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competitive Business.

As used in this Agreement, the term “Restricted Area” means the United States, the United Kingdom and any other country in which the Company or any affiliated company; (i) at any time in the twelve (12) months preceding the termination of the Employment Period, has manufactured for, marketed, sold and/or distributed products or services or conducted clinical trials involving the use of T-cell therapy to treat or diagnose human disease; or (ii) plans to, during the Restricted Period, manufacture for, market, sell and/or distribute products or services or conduct clinical trials involving the use of T-cell therapy to treat or diagnose human disease.

(b)     Non-Solicitation of Employees. During the Employment Period and the Restricted Period, Employee shall not, directly or indirectly (through another person, entity or otherwise): (i) solicit, induce or attempt to induce any Restricted Person of the Company or any affiliated company to leave the employ of the Company or any affiliated company, or in any way interfere with the relationship between the Company or any affiliated company and any employee thereof; or (ii) hire any Restricted Person who was employed by the Company or any affiliated company at any time during the six (6) months prior to such person’s hiring by Employee.

In this Agreement, “Restricted Person” means anyone employed or engaged either (i) directly by the Company or any affiliated company or (ii) indirectly by the Company or any affiliated company through a contract research organization or contract manufacturing organization, at (i) the level of line management (including associate director, director, vice president) or above or equivalent or (ii) research and development staff, manufacturing staff or equivalent or (iii) key personnel engaged for the provision of services to the Company or any affiliated company, and who was so employed or engaged in the six months prior to the termination of employment. The non-solicitation provisions explicitly cover all forms of oral, written or electronic communication, including, but not limited to, communications by email, regular mail, telephone, fax, instant message and social media platforms whether or not in existence at the date of this Agreement.

(c)     Non-Solicitation of Others. During the Employment Period and the Restricted Period, Employee shall not, directly or indirectly (through another person, entity or otherwise): (i) contact, solicit or accept the business of any customer, vendor or client of the Company or affiliated company for any reason except for non-competing purposes unrelated to the use of T-cell therapy to treat or diagnose human disease; or (ii) induce or seek to influence any customer, vendor or client of the Company or affiliated company to discontinue, modify or reduce its business relationship with the Company or affiliated company for any reason.

(d)     If, at the time of enforcement of Section 6, 7 or 9 of this Agreement, a court shall hold that the duration, scope or geographical area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

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(e)     Employee acknowledges that Employee’s compliance with Sections 6, 7 and 9 of this Agreement is necessary to protect the goodwill, customer relations, trade secrets, confidential information and other proprietary and legitimate business interests of the Company. Employee acknowledges that any breach of any of these covenants will result in irreparable and continuing damage to the Company’s business for which there will be no adequate remedy at law and Employee agrees that, in the event of any such breach of the aforesaid covenants, the Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be available at law or in equity. Accordingly, Employee expressly agrees that upon any breach, or threatened breach, of the terms of this Agreement, the Company shall be entitled as a matter of right, in any court of competent jurisdiction in equity or otherwise to enforce the specific performance of the Employee’s obligations under this Agreement, to obtain temporary and permanent injunctive relief without the necessity of proving actual damage to the Company or the inadequacy of a legal remedy, and without posting bond. In the event a court orders the Company to post a bond in order to obtain such injunctive relief for a claim under this Agreement, Employee agrees that the Company will be required to post only a nominal bond. The rights conferred upon the Company in this Section shall not be exclusive of any other rights or remedies that the Company may have at law, in equity or otherwise.

(f)      In the event that Employee violates any of the covenants in this Agreement and the Company commences legal action for injunctive or other relief, then the Company shall have the benefit of the full period of the covenants such that the covenants shall have the duration of twelve (12) months computed from the date Employee ceased violation of the covenants, either by order of the court or otherwise. Employee acknowledges that any claim or cause of action of Employee against the Company shall not constitute a defense to the enforcement by the Company of the covenants of Employee in this Agreement. In the event the Company obtains any such injunction, order, decree or other relief, in law or in equity, Employee shall be responsible for reimbursing the Company for all costs associated with obtaining the relief, including reasonable attorneys’ fees and expenses and costs of suit.

(g)     Employee acknowledges and agrees that the restrictive covenants contained herein (i) are necessary for the reasonable and proper protection of the goodwill of the Company and its trade secrets, proprietary data and confidential information, (ii) are reasonable with respect to length of time, scope and geographic area and (iii) will not prohibit Employee from engaging in other businesses or employment for the purpose of earning a livelihood following the termination of Employee’s relationship with the Company.

10.   Employee’s Representations and Covenants. Employee hereby represents and warrants to the Company that: (i) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which Employee is bound; (ii) Employee is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity; (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms; and (iv) Employee is authorized to work in the United States without restriction. Employee hereby acknowledges and represents that he has been made aware of his right to consult with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein. Employee further covenants that he shall not make any statements, other than pursuant to the performance of his job duties and responsibilities, to the press or other media in connection with the Company and/or any affiliated company at any time either during or after the Employment Period without the prior consent of the Chief Executive Officer.

11.   Debarment

(a)     Employee hereby certifies to the Company that, as provided in Section 306(a) and Section 306(b) of the U.S. Federal Food, Drug and Cosmetic Act (21 U.S.C. SS 335a(a) and 335a(b)) and/or under any equivalent law within or outside the United States, Employee has not in the past been and/or is not currently (or threatened to be or subject to any pending action, suit, claim investigation or administrative proceeding which could result in Employee being) (i) debarred or (ii) excluded from participation in any federally funded healthcare program or (iii) otherwise subject to any governmental sanction in any jurisdiction (including disqualification from participation in clinical research) that would affect or has affected Employee's ability to perform Employee’s obligations under this Agreement, or Employee’s employment with the Company or prevent Employee from working for the Company in any capacity in any jurisdiction.

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(b)     Employee hereby confirms that Employee is not on any of the following exclusion lists: (a) Food and Drug Administration Debarment List; (b) General Services Administration Excluded Parties List System; or (c) Office of Inspector General List of Excluded Individuals/Entities. Employee warrants and represents to the Company that Employee will notify the Company immediately if any of the foregoing occurs or is threatened and that the obligation to provide such notice will remain in effect following the termination of Employee’s employment with the Company for any reason, voluntary or involuntary. Any violation of this section by Employee may result in the withdrawal of the offer of engagement or the termination of Employee’s employment with the Company. Immediately upon the request of the Company at any time, Employee will certify to the Company in writing Employee’s compliance with the provisions of this section. Employee hereby confirms that Employee understands that the Company will verify the information Employee certifies under this Agreement. Falsified or incorrect information provided by Employee may result in the withdrawal of the offer of engagement or the termination of Employee’s employment with the Company.

12.   Survival. Sections 5 through 23, inclusive, shall survive and continue in full force in accordance with their terms notwithstanding the termination of the Employment Period.

13.   Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to Employee:

Elliot Norry

at such address as most currently appears in the records of the Company

Notices to the Company:

Adaptimmune, LLC

351 Rouse Boulevard

The Navy Yard

Philadelphia

PA 19112

Attention: Chief Executive Officer

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

14.   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.   Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

16.   No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

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17.   Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf)), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

18.   Successors and Assigns. This Agreement, including, but not limited to, the terms and conditions in Sections 6, 7 and 9, shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of the respective parties hereto, but in no event may Employee assign or delegate to any other party Employee’s rights, duties or obligations under this Agreement. Employee further hereby consents and agrees that the Company may assign this Agreement (including, but not limited to, Sections 6, 7 and 9) and any of the rights or obligations hereunder to any third party in connection with the sale, merger, consolidation, reorganization, liquidation or transfer, in whole or in part, of the Company’s control and/or ownership of its assets or business. In such event, Employee agrees to continue to be bound by the terms of this Agreement.

19.   Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

20.   Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Employee, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate the Employment Period with or without Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

21.   Insurance. The Company may, at its discretion, apply for and procure in its own name and for its own benefit life and/or disability insurance on Employee in any amount or amounts considered advisable. Employee agrees to cooperate in any medical or other examination, supply any information and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.

22.   Agreement to Arbitrate.

(a)     Notwithstanding any express provision to the contrary, Employee and the Company agree that any claim, controversy or dispute between Employee and the Company (including without limitation the Company’s affiliates, officers, executives, representatives, or agents) arising out of or relating to this Agreement, the employment of Employee, the cessation of employment of Employee, or any matter relating to the foregoing shall be submitted to and settled by arbitration before a single arbitrator in a forum of the American Arbitration Association (“AAA”) located in Philadelphia, Pennsylvania, and conducted in accordance with the National Rules for the Resolution of Employment Disputes. In such arbitration: (i) the arbitrator shall agree to treat as confidential evidence and other information presented by the parties to the same extent as Confidential Information under this Agreement must be held confidential by Employee; (ii) the arbitrator shall have no authority to amend or modify any of the terms of this Agreement; and (iii) the arbitrator shall have ten (10) business days from the closing statements or submission of post-hearing briefs by the parties to render his/her decision.

(b)     All AAA-imposed costs of said arbitration, including the arbitrator’s fees, if any, shall be borne by the Company. All legal fees incurred by the parties in connection with such arbitration shall be borne by the party who incurs them, unless applicable statutory authority provides for the award of attorneys’ fees to the prevailing party and the arbitrator’s decision and award provides for the award of such fees.

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(c)     Any arbitration award shall be final and binding upon the parties, and any court having jurisdiction may enter a judgment on the award. The foregoing requirement to arbitrate claims, controversies, and disputes applies to all claims or demands by Employee, including without limitation, any rights or claims Employee may have under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1991, the Equal Pay Act, the Family and Medical Leave Act or any other federal, state or local laws or regulations pertaining to Employee’s employment or the termination of Employee’s employment.

(d)     All claims must be arbitrated, with the limited exception of claims for violations of Sections 6, 7 or 9 of this Agreement. In the event of an alleged breach of Sections 6, 7 or 9 of this Agreement by Employee, the Company has the option to elect between arbitration and a judicial forum.

23.   Corporate Opportunity. During the Employment Period, Employee shall submit to the Company all business, commercial and investment opportunities or offers presented to Employee or of which Employee becomes aware (including in Employee’s capacity as agent, employee, director or officer of the Company), irrespective of Employee’s evaluation of the reasonableness or desirability of the Company’s investigation thereof, which relate to the business of the Company or any of its affiliates or subsidiaries (the “Business”) at any time during the Employment Period (“Corporate Opportunities”). Employee acknowledges that all such Corporate Opportunities are for the benefit of the Company and that Employee would be in breach of Employee’s duties to the Company if Employee accepted or pursued, directly or indirectly, any such Corporate Opportunity on Employee’s own behalf.

As used in this Agreement, the term “Business” means the business of developing, designing, testing, marketing, selling, distributing or manufacturing products or services involving the use of T cell therapy to treat or diagnose human disease and/or any further business that may be developed by the Company or any of its affiliates of which Employee is aware.

24.   Employee’s Cooperation. During the Employment Period and thereafter, Employee shall reasonably cooperate with the Company and its affiliates or subsidiaries in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Employee’s being reasonably available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Employee’s possession, all at times and on schedules that are reasonably consistent with Employee’s other permitted activities and commitments) at reasonable times. In the event the Company requires Employee’s cooperation in accordance with this Section 24, the Company shall reimburse Employee solely for reasonable travel expenses (including lodging and meals, upon submission of receipts). Nothing about the foregoing shall preclude Employee from testifying truthfully in any forum or from providing truthful information to any government agency or commission.

25.   409A Compliance.

(a)     The intent of the parties is that payments and benefits under this Agreement comply with Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. In no event shall the Company or its subsidiaries or affiliates be liable for any additional tax, interest or penalty that may be imposed on Employee under Section 409A or damages for failing to comply with Section 409A.

(b)     A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

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(c)     To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Section 409A: (i) all such expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Employee; (ii) any such right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

(d)     For purposes of Section 409A, Employee’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(e)      Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Section 409A be subject to offset by any other amount unless otherwise permitted by Section 409A.

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

ADAPTIMMUNE, LLC

By:	/s/ Helen Tayton-Martin

Name:	Helen Tayton-Martin

Position:	President and Secretary

/s/ Elliot Norry
Elliot Norry

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